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                                                                   EXHIBIT 10.18

                       1993 AMENDMENT AND RESTATEMENT OF
                        DEFERRED COMPENSATION AGREEMENT


        THIS AGREEMENT is executed as of the 30th day of April, 1993, by JOHNSTON COCA-COLA BOTTLING GROUP, INC., a Delaware corporation ("Johnston"), and PHILIP H. SANFORD ("Mr. Sanford").

        WHEREAS, Mr. Sanford entered into a Deferred Compensation Agreement (the "Agreement") with Johnston on December 16, 1991 in anticipation of the merger which resulted in Johnston's becoming a subsidiary of Coca-Cola Enterprises Inc., a Delaware corporation (the "Company"), the effective date of which was December 18, 1991 (the "Effective Date"); and

        WHEREAS, Johnston is now a wholly owned subsidiary of the Company which now administers the Agreement for Johnston as its agent; and

        WHEREAS, the parties deem it to be in their best interests to amend and restate the Agreement in the manner provided below in order to afford Mr. Sanford the opportunity of having his deferred compensation measured in an alternative fashion, based in whole or in part on the performance of the common stock of the Company;

               NOW THEREFORE, it is agreed as follows:

               1.  Deferred Compensation Basic Account.

                   (a) Establishment and Maintenance of the Account. A Deferred Compensation Basic Account (the "Basic Account") shall be established and maintained by the Company for Mr. Sanford on its books and records and shall be governed in all respects by the terms of this Agreement.

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                   (b) Initial Credit Balance of Basic Account.  The initial
credit balance of the Account shall be One Million Dollars ($1,000,000.00).

                   (c) Additions to the Basic Account. There shall be no additions to the Basic Account except for interest and dividends credited as hereinafter specified.

                   (d) Interest Additions to the Basic Account; Interest on Installment Payments. During the continuation of Mr. Sanford's employment by the Company, interest credits shall be added to the credit balance of the Basic Account at semiannual intervals commencing six (6) months after the Effective Date. Commencing six (6) months after the Effective Date until six
(6) months after the second anniversary of the Effective Date, interest on Three Hundred and Eighty Thousand Dollars ($380,000) less any amount transferred from the Basic Account to the Stock Account pursuant to section 2 shall be calculated at the interest rate then paid on six month certificates of deposit in such amount by Trust Company Bank, Atlanta, Georgia or at such other rate of interest as may be agreed upon by the Company and Mr. Sanford and the resulting amount shall be added to the credit balance of the Basic Account. Beginning six (6) months after the second anniversary of the Effective Date, the same calculation shall be made on the full credit balance of the Basic Account at the interest rate then paid on six months certificates of deposit in the amount of such credit balance by Trust Company Bank or at a mutually agreed rate and the resulting amount shall be added to the credit balance of the Basic Account. Should either the


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Company or Mr. Sanford elect to pay or to have the credit balance of the Basic Account paid in equal installments over a period of time as herein provided, the amount of such installments shall be calculated and determined by including an interest factor at the rate of interest equal to the yield to maturity on that issue of ten year U.S. Treasury Bonds the issue date of which is nearest to the date upon which the credit balance of the Basic Account becomes payable or at such other rate of interest as may be agreed upon by the Company and Mr. Sanford.

               2.  Stock Account.

                   (a) Request to Transfer to Stock Account. At any time and from time to time Mr. Sanford may request that all or a designated portion of the credit balance in his Basic Account be credited to a separate stock based deferred compensation account (the "Stock Account") to be established and maintained on the books and records of Johnston, subject to the terms of this Agreement as amended. Upon the approval of the Compensation Committee of the Board of Directors of the Company, which may approve or disapprove such request in its discretion, in whole or in part, the portion of the credit balance in Mr. Sanford's Basic Account so approved shall be debited to his Basic Account and credited to his Stock Account subject to the terms and conditions set forth below.





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                   (b) Establishment and Maintenance of Stock
Account.
                       (i) Initial Credit. Johnston shall credit to the Stock Account that number of whole shares of common stock of the Company that could be purchased with the amount transferred from the Basic Account to the Stock Account pursuant to section 1, determined on the basis of the average of the high and low market prices at which a share of common stock of the Company sold on the trading day preceding the date of transfer as reported on the New York Stock Exchange Composite Transactions Listing. Any amounts elected by Mr. Sanford to be transferred from the Basic Account (after crediting such number of whole shares) which represents a fractional share shall not be transferred from Mr. Sanford's Basic Account but shall remain credited to his Basic Account.


                       (ii) Dividends and Dividend Reinvestment. On each date on which dividends are paid on shares of common stock of the Company, Johnston shall credit to the Basic Account an amount equal to the dividends that would have been paid on the shares of common stock then credited to Mr. Sanford's Stock Account if such shares had been outstanding on the record date of such dividend. Interest credits shall be added to the amounts so credited



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                       to the Basic Account as provided in section 1(d)
                       above, calculated at the interest rate then paid on six-month certificates of deposit in such amount by Trust Company Bank, Atlanta, Georgia, or at such other rate of interest as may be agreed upon by the Company and Mr. Sanford pursuant to section 1(d) of the Agreement.


               3. Reductions of Credit Balance of the Account. Should Mr. Sanford voluntarily terminate his employment with the Company at any time prior to the second anniversary of the Effective Date of this Agreement, the credit balance of his Accounts shall be reduced to the amount determined as follows:

                   (a) He shall be entitled to the interest credited or accrued to the date of termination on his Basic Account.

                   (b) He shall be entitled to an amount from his Basic Account equal to $380,000, reduced by the amount, if any, transferred from his Basic Account to his Stock Account.

                   (c) He shall be entitled to that number of shares of common stock of the Company that are then credited to his Stock Account, not to exceed the number of whole shares that could have been purchased on the date of transfer with the sum of (i) $380,000 and (ii) interest credited or accrued on such amount to the date of transfer.





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                   (d) He shall be entitled to the amount of dividends then
credited to his Basic Account, if any, with respect to the number of shares determined under item (3) above. Any remaining amounts credited to his Basic Account or his Stock Account shall be forfeited.

                   Termination due to death or permanent disability shall not constitute voluntary termination. For purposes of this Agreement, "permanent disability" shall be deemed to exist at such time as Mr. Sanford has been unable, by reason of a physical or mental condition, to perform the duties of his employment as they existed prior to the onset of such condition for a continuous period of six months and, in the opinion of two reputable and board certified physicians specializing and qualified in the area of medical practice dealing with such condition, there is a lack of reasonable probability that he will be able to perform such duties for an additional period of no less than one (1) year.

               4. Partial Payments from the Account. Upon Mr. Sanford's request or with his consent, the Board of Directors of the Company may, but shall have no obligation to, pay so much of the credit balance of the Account to Mr. Sanford as it deems advisable in its sole discretion prior to the termination of Mr. Sanford's employment by the Company.

               5.  Amount Payable From Accounts.

                   (a) Amount Payable. Upon the termination of Mr. Sanford's employment with the Company, the amount of the credit balance of his Accounts shall become payable to Mr. Sanford or to


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his estate or designated beneficiary or beneficiaries in the event of his death prior to payment of all of the credit balance of such Accounts.

                   (b) Method of Payment; Options: Deferred Payment. Mr. Sanford may elect by written notice delivered to the Company at any time prior to the time at which the credit balance of the Accounts becomes payable to have the credit balances of such Accounts paid in equal installments, no more frequent than monthly and no less frequent than annually, over a period not to exceed ten (10) years. Mr. Sanford may withdraw or modify any such election up until the time at which the credit balance of the Account becomes payable, at which time any such election then in effect shall become binding and final. If no such election by Mr. Sanford for a longer period is in effect at the time at which the credit balance of the Accounts becomes payable, the Company shall have the option of paying the credit balance of his Basic Account in equal monthly installments over a period of no more than five (5) years. Payment of the credit balance of the Accounts shall be made, or shall commence if either Mr. Sanford or the Company elects installment payments, within sixty
(60) days of the termination of Mr. Sanford's employment.

                   (c) Special Rules for Stock Account. If a Stock Account has been established for Mr. Sanford, the credit balance in such Stock Account shall be paid in that number of whole shares of common stock then credited to such Stock Account. In the event Mr. Sanford elects to receive the credit balances in his Accounts in installments, or any partial payment is made from


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Mr. Sanford's Accounts at his request pursuant to section 4 of the Agreement,
Mr. Sanford may designate what portion of each payment shall be debited to and be deemed paid from the Stock Account in the form of shares of common stock and what portion shall be debited to and be deemed paid from the Basic Account in cash, provided that any such designation must be made no later than the time prescribed by subsection (b) above. If no such designation is made before payments are to begin, Johnston shall debit benefit payments proportionately from the Basic Account and the Stock Account, with the latter portion being paid in shares of common stock. During any such installment payment period, Johnston shall continue to maintain the Stock Account as provided above. In the event Mr. Sanford has not made an election to have the balance in his Stock Account paid in installments before the time the credit balance in his Accounts becomes payable, his Stock Account shall be paid in a lump sum in shares of common stock, with cash being paid for any fractional shares credited thereto, and Johnston shall have the option of paying the credit balance in the Basic Account in equal monthly installments over a period of no more than five (5) years.

               6. Unfunded Promise to Pay; No Segregation of Funds or Assets. Neither anything contained in this Agreement nor the establishment or maintenance of the Basic Account or the Stock Account shall require the segregation of any assets of Johnston or the Company or any type of funding by Johnston or the Company of such Accounts or the amounts payable therefrom, it being the intention of the parties that the Agreement be an unfunded



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arrangement for federal income tax purposes and for purposes of the Employee
Retirement Income Security Act of 1974. Mr. Sanford shall not have any rights to or interest in any specific assets or shares of common stock of Johnston or the Company by reason of this Agreement, and his only rights to enforce payment of the obligations of Johnston hereunder shall be those of a general creditor of Johnston. In the event Johnston establishes a trust or any other method of providing for its payment of the obligations created hereunder, such trust shall conform to the terms of the model trust, as described in Rev. Proc. 92-64, 1992-33 I.R.B. 11, and it is expressly understood that Mr. Sanford will have no interest therein other than as a general creditor of Johnston. It is further understood that the shares credited to the Stock Account shall be only a means for measuring the amount of deferred compensation payable under the Agreement and shall not constitute or represent outstanding shares of common stock of the Company for any purpose.


            7. Changes in Capitalization. The number of shares of common stock credited to Mr. Sanford's Stock Account shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock of the Company resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of common stock of the Company to holders of outstanding shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Appropriate adjustments shall also be made to reflect any recapitalization, reclassification of


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shares or reorganization affecting the capital structure of the
Company. In the event of a merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a subsidiary of another corporation, and in such transaction the holders of common stock of the Company become entitled to receive shares of stock or securities of the surviving corporation, Mr. Sanford's Stock Account shall be credited with that number of hypothetical shares of securities of the surviving corporation that would be exchanged for the shares of common stock of the Company in such transaction if they had been outstanding shares, and any cash or other consideration that would be receivable if such shares had been outstanding shall be credited to Mr. Sanford's Basic Account.

               8. Interpretation and Application of this Agreement;

                  The Board of Directors of the Company shall interpret and apply the terms of this Agreement, which interpretation and application shall be final and binding on Sanford so long as made in good faith. In the event of a dispute as to the binding effect of any such interpretation and application, then either the Company or Mr. Sanford may, by written notice to the other, initiate binding arbitration proceedings pursuant to the then current rules of the American Arbitration Association for the purpose of resolving such dispute.




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                9. Miscellaneous.

                  (a) Continued Employment. Neither this Agreement nor any action taken pursuant to it shall create any right of Mr.
Sanford to be retained in the employment of the Company for any period of time.

                  (b) Relationship to Other Benefits. Neither the credit balance of the Account nor interest credits thereto shall be taken into consideration in determining any benefits under any pension, profit sharing, group insurance or other benefit plan of the Company.

                  (c) Withholding Tax. All amounts paid pursuant to this Agreement shall be reduced by any federal, state or local income or other taxes required by law to be withheld with respect to such payments.

                  (d) Assignments and Transfers. The rights and interests of Mr. Sanford under this Agreement may not be assigned, encumbered, pledged, anticipated or transferred, except, in the event of his death, by will or the laws of descent and distribution, and any attempt to assign, encumber, pledge, anticipate or transfer such rights and interests shall be null and void.

               10. Beneficiaries of Mr. Sanford. Mr. Sanford shall have the right to designate a beneficiary or beneficiaries to whom all amounts otherwise payable to him pursuant to this Agreement shall be paid following his death. Any such designation or any change in such designation shall be made in a writing delivered to the Company prior to the time any such



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payment is due which shall include the address of each such beneficiary. In the event there is no such designated beneficiary living at Mr. Sanford's death, all subsequent payments shall be made to his estate and if any such designated beneficiary who is alive at Mr. Sanford's death dies prior to the payment of all amounts payable under the Agreement all further payments shall be made to the estate of such deceased beneficiary unless otherwise agreed in writing between such designated beneficiary and the Company.

               11. Delivery of Elections and Designations. All written elections and the beneficiary designations permitted by this Agreement to be made by Mr. Sanford shall be deemed to have been delivered to the Company when delivered to the offices of the Company's Secretary properly addressed to the attention of the Secretary. The Company's written election to pay the credit balance of the Account in installments as permitted by this Agreement shall be deemed to have been delivered to Mr. Sanford when delivered to his residence address as recorded by the Company properly addressed to him or if such election is delivered to his personal representatives or designated beneficiary when delivered to them at the address provided to the Company in the beneficiary designation or to the business offices, if any, or residence, if not, of such personal representatives.





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               12.  Agreement Binding Upon Successors.  This amended
and restated Agreement shall be binding upon Johnston's successors and assigns and upon Mr. Sanford's personal representatives, heirs, legatees and designated beneficiaries.


       IN WITNESS WHEREOF, Johnston and Mr. Sanford have caused this amended and restated Agreement to be executed as of the day, month and year first above written.


                                JOHNSTON COCA-COLA BOTTLING GROUP, INC.

                                By: /s/ S. K. JOHNSTON, JR.
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                                        S. K.  Johnston, Jr.
                                        Vice Chairman and CEO


                                   /s/ PHILIP H. SANFORD
                                   ----------------------------------
                                       Philip H. Sanford







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